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                                                                 Exhibit 3.156

                                   BY-LAWS OF

                           MIRAMAR PUBLISHING COMPANY

                            A California Corporation

                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS

Section 1. Place of Meetings.

      All meetings of the shareholders shall be held at the office of the corporation in the State of California, as may be designated for that purpose from time to time by the Board of Directors.

Section 2. Annual Meetings.

      The annual meeting of the shareholders shall be held on the following date:

      The third Friday in April of each year, commencing on the 19th day of April, 1974, at 11:00 a.m.

If said date shall fall on a legal holiday, the meeting shall be held at the same time on the next succeeding business day as is not a legal holiday. At the annual meeting, the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings.

      Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-tenth of the voting power of the corporation.

Section 4. Notice of Meetings.

      Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder.

      Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than seven days before such meeting.
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      Notice of any meeting of shareholders shall specify the place, the day, and the hour of meeting, and in case of special meeting, as provided by the Corporations Code of the State of California, the general nature of the business to be transacted.

      When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. Consent To Shareholders' Meetings.

      The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 6. Quorum.

      The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from tine to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting Rights; Cumulative Voting.

      Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the


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Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.

      Every shareholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to accumulate his votes as provided in
Section 2235, Corporations Code of the State of California.

Section 8. Proxies.

      Every shareholder entitled to vote, or to execute consents, may do so either in person or by written proxy, executed in accordance with the provisions of Section 2225 of the Corporations Code of the State of California and filed with the Secretary of the corporation.

                                   ARTICLE II

                              DIRECTORS; MANAGEMENT

Section 1. Powers.

      Subject to the limitation of the Articles of Incorporation, these By-Laws, and the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

Section 2. Number And Qualification.

      The authorized number of directors of this corporation shall be three (3).

      Said authorized number of directors of this corporation shall remain unchanged until amendment to the Articles of Incorporation or by an amendment to this Section 2, Article II, of these By-Laws, adopted by the vote or written assent of the shareholders entitled to exercise the majority of the voting power of the corporation, except that the votes or written consents of shareholders holding more than eighty per cent (80%) of the voting power shall be necessary to reduce the number of directors below five (5).

Section 3. Election And Tenure Of Office.

      The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year and until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. Vacancies.

      Vacancies in the Board of Directors may be filled by a


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majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

      The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.

      A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any tine to elect the full number of authorized directors.

      If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

      No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5. Removal Of Directors.

      The entire Board of Directors or any individual director may be removed from office as provided by Section 810 of the Corporations Code of the State of California.

Section 6. Place Of Meetings.

      Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from tine to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 7. Organization Meetings.

      The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.


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Section 8. Other Regular Meetings.

      Regular meetings of the Board of Directors shall be held on the following date:

      The third Friday in April of each year, commencing on the 19th day of April, 1974, at 1:00 p.m.

If said date shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 9. Special Meetings - Notices.

      Special meetings of the Board of Directors for any purpose or purposes shall be called at any tine by the President or if he is absent or unable or refuses to act, by any Vice President or by any two directors.

      Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown upon the records of the corporation or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is not delivered as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting, Such mailing, telegraphing, or delivery as above provided shall be due, legal, and personal notice to such director.

Section 10. Waiver Of Notice.

      When all of the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11. Directors Acting Without A Meeting.

      Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting, and with the same


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force and effect as a unanimous vote of directors, if all members of the Board shall individually or collectively consent in writing to such action.

Section 12. Notice Of Adjournment.

      Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 13. Quorum.

      A majority of the number of directors as fixed by the Articles of Incorporation or the By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

                                   ARTICLE III

                                    OFFICERS

Section 1. Officers.

      The officers of the corporation shall be a president, a vice president, a secretary, and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article III. One person may hold two or more offices, except those of president and secretary.

Section 2. Election.

      The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article III shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers, Etc.

      The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom


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shall hold office for such period, have such authority, and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation.

      Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

      Any officer may resign at any time by giving written notice to the Board of Directors or to the president, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt or such notice or at any later tine specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies.

      A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6. Chairman Of The Board.

      The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

Section 7. President.

      Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.


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Section 8. Vice President.

      In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the By-Laws.

Section 9. Secretary.

      The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

      The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 10. Treasurer.

      The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.


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      The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

                                   ARTICLE IV

                         EXECUTIVE AND OTHER COMMITTEES

      The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and By-Laws and the general corporation laws of the State of California. Such committees shall hold office at the pleasure of the Board.

                                    ARTICLE V

                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1. Records.

      The corporation shall maintain adequate and correct accounts, books, and records of its business and properties. All of such books, records, and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2. Inspection Of Books And Records.

      All books and records provided for in Section 3003 of the Corporations Code of the State of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said Section 3003.

Section 3. Certification And Inspection Of By-Laws.

      The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the corporation, as provided in Section 502 of the Corporations Code of the State of California.


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Section 4. Checks, Drafts, Etc.

      All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. Contracts, Etc. - How Executed.

      The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6. Annual Report.

      The Board of Directors shall cause an annual report or statement to be sent to the shareholders of this corporation not later than one hundred twenty days after the close of the fiscal or calendar year in accordance with the provisions of Sections 3006-10 of the Corporations Code of the State of California.

                                   ARTICLE VI

                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates For Shares.

      Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of record holder of the shares represented thereby; its number; date of issuance, the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences, and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

      Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its


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Secretary or an Assistant Secretary. Before it becomes effective, every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2. Transfer On the Books.

      Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

Section 3. Lost Or Destroyed Certificates,

      Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents And Registrars.

      The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company - either domestic or foreign - who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books.

      The Board of Directors may close the transfer books in its discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

                                   ARTICLE VII

                                 CORPORATE SEAL

      The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date


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of its incorporation, and the word "California."

                                  ARTICLE VIII

                              AMENDMENTS TO BY-LAWS

Section 1. By Shareholders.

      New By-Laws may be adopted or these By-Laws may be repealed or amended at an annual meeting or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

Section 2. Powers Of Directors.

      Subject to the right of the shareholders to adopt, amend, or repeal By-Laws, as provided in Section 1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of directors.

Section 3. Record Of Amendments.

      Whenever an amendment or new By-Laws are adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

      KNOW ALL MEN BY THESE PRESENTS:

      That we, the undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of this corporation, hereby assent to the foregoing By-Laws, and adopt the same as the By-Laws of the corporation.

      DATED: September 4, 1973.


                                       /s/ Harriet Hamilton
                                       -----------------------------------
                                       HARRIET HAMILTON


                                       /s/ Bonnie J. Black
                                       -----------------------------------
                                       BONNIE J. BLACK


                                       /s/ Ann J. Graham
                                       -----------------------------------
                                       ANN J. GRAHAM


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                        TEMPORARY SECRETARY'S CERTIFICATE

            THIS IS TO CERTIFY that I am the duly elected, qualified, and acting Temporary Secretary of MIRAMAR PUBLISHING COMPANY, a California corporation, and that the above and foregoing by-laws were adopted as the by-laws of said corporation on the 4th day of September, 1973, by the persons appointed in the Articles Of Incorporation to act as the first Directors of said corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of September, 1973.
                                           /s/ Ann J. Graham
                                           -------------------------------------
                                           ANN J. GRAHAM, Temporary Secretary of
                                                  MIRAMAR PUBLISHING COMPANY

(Corporate
      Seal)